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                                                                    EXHIBIT 99.1


Contacts:         Joseph F. Furlong         or             Marilyn O'Hara
                  President and CEO                        Executive VP and CFO
                  (615) 221-8884                           (615) 221-8884
                                                           PRIMARY CONTACT



FOR IMMEDIATE RELEASE

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                 AMERICAN HOMEPATIENT FILES VOLUNTARY PETITIONS

               FOR CHAPTER 11 BANKRUPTCY PROTECTION TO FACILITATE

                               DEBT RESTRUCTURING

           Proposed "100-percent plan" will pay all creditors in full

   Company will use strong cash position to fund business-as-usual operations

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BRENTWOOD, Tennessee (August 1, 2002) - American HomePatient, Inc. (OTC: AHOM)
today announced that it has filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in order to restructure its bank debt. The petitions were filed late yesterday in the U.S. Bankruptcy Court for the Middle District of Tennessee.

  American HomePatient is proposing a "100-percent plan," meaning that creditors and vendors can expect to receive all that they are owed, either immediately or over time with interest. Company shareholders, including employee shareholders, will retain their equity, and no layoffs are expected as a result of the filing. This action will have no impact on the Company's existing joint ventures with unrelated parties.

The Court is expected to consider the Company's first-day motions seeking appropriate relief regarding employees, customers and other customary initial matters at a first-day hearing anticipated to be scheduled for August 1, 2002.

The Company elected to seek Court protection in order to facilitate restructuring of its debt while continuing to maintain normal business operations in all of the Company's nearly 300 branch offices across the country. The filing is necessary because, as previously disclosed, American HomePatient does not have sufficient funds to



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repay the outstanding balance of $275.4 million on its Bank Credit Facility when it matures on December 31, 2002. In the post-filing time period, American HomePatient will use its strong cash flow and cash on hand to fund day-to-day operations, including payroll, all existing employee benefits, and payments to vendors and contractors for post-filing invoices. Over the last several years, American HomePatient has attempted to reach a long-term agreement to restructure its bank debt outside of court, but because it has a large, diverse lender group, including a number of non-traditional participants, this has not been possible.

"The Chapter 11 filing is a positive, absolutely necessary step that will provide us with a permanent fix to our bank-debt situation," said Joseph F. Furlong III, American HomePatient's president and chief executive officer. "For several years, we have operated on year-to-year extensions of our existing bank debt. Now we have an opportunity for a long-term solution that will allow us to fully pay all creditors, while providing a foundation for future Company growth that will benefit our existing shareholders."

"We will continue with business-as-usual in all other aspects of our Company while restructuring our bank debt-serving customers, providing employment, and maintaining strong relationships with referral sources, business partners, and the communities in which we operate," Mr. Furlong said.

"We have strong cash flow and significant cash on hand, and we intend to use those resources to fund operations while under the court's protection," he added. "We fully expect to emerge from Chapter 11 protection within about nine months with a new long-term bank loan facility that will be paid in full over time."

Founded in 1983, American HomePatient is one of the nation's largest diversified home health care providers, supplying home medical products and services through 286 centers located across the United States. American HomePatient's extensive offering includes respiratory and infusion therapy; enteral and parenteral nutrition services; respiratory diagnostic equipment; patient home medical equipment and related supplies. American HomePatient's common stock is currently traded over-the-counter under the symbol AHOM. Additional information about the Company is available at www.ahom.com.

CERTAIN STATEMENTS MADE IN THE PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND INCLUDE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, MANY OF WHICH THE COMPANY IS UNABLE TO PREDICT OR CONTROL, THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR PERFORMANCE TO MATERIALLY DIFFER FROM ANY FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, RISKS AND UNCERTAINTIES REGARDING THE CHAPTER 11 FILINGS, THE PROPOSED PLAN, THE OPERATION OF THE COMPANY DURING SUCH PROCEEDINGS AND THEREAFTER, AND THE FINAL RESOLUTION OF SUCH PROCEEDINGS. THESE RISKS AND UNCERTAINTIES ARE IN ADDITION TO OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FACTORS MAY INCLUDE CHANGES TO THE COMPANY'S BUSINESS STRATEGY AND OPERATION, THE EFFECT OF HEALTHCARE LEGISLATION AND REGULATION, THE ABILITY TO OBTAIN BUSINESS, AND THE OUTCOME OF ONGOING GOVERNMENTAL INVESTIGATIONS.